UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 23, 2023

VIZIO HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40271	85-4185335
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

39 Tesla Irvine, CA 92618
(Address of Principal Executive Offices and Zip Code)
(949) 428-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VZIO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2023, the Board of Directors (the “Board”) of VIZIO Holding Corp. (“VIZIO”) increased the size of the Board to six directors and appointed R. Michael (Mike) Mohan to serve as a member of the Board.

Mr. Mohan served as the President and Chief Operating Officer of Best Buy Co., Inc. (“Best Buy”), a leading provider of technology products, services and solutions, from June 2019 to July 2021. Prior to that, from February 2004 to June 2019, Mr. Mohan held various senior management-level roles at Best Buy, including serving as Chief Operating Officer, U.S. from September 2018 to June 2019, Senior Executive Vice President and Chief Merchandising and Marketing Officer from January 2017 to September 2018, and as Chief Merchandising Officer from January 2014 to December 2016. Prior to joining Best Buy in 2004, Mr. Mohan held leadership and merchandising roles at Good Guys and Future Shop (prior to its acquisition by Best Buy). Mr. Mohan has served on the boards of directors of Bloomin’ Brands, Inc., a publicly traded hospitality industry company, since July 2017, and Petco Health and Wellness Company, Inc., a publicly traded retailer and provider of health and wellness products and services for pets, since March 2021. Mr. Mohan also serves on the board of directors of Jackson Family Wines, a privately-held wine company.

There are no arrangements or understandings between Mr. Mohan and any other person pursuant to which Mr. Mohan was appointed to serve on the Board. There are no family relationships between Mr. Mohan and any other director or executive officer of VIZIO, and there have been no transactions between Mr. Mohan and VIZIO in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K. In accordance with VIZIO’s customary practice, VIZIO will enter into its standard form of indemnification agreement with Mr. Mohan, which agreement is filed as Exhibit 10.1 to VIZIO’s Registration Statement on Form S-1 (File No. 333-253682) filed with the SEC on March 1, 2021.

In addition, on February 23, 2023, the Board adopted the Amended and Restated Outside Director Compensation Policy (the “Director Compensation Policy”) to, among other things, (i) increase the annual cash retainer for Board service and service on certain committees, (ii) increase the value of the annual equity award granted to directors (the “Annual Award”), and (iii) provide for an initial award for newly-appointed directors (the “Initial Award”) with a value equal to the Annual Award, prorated for the expected time such director is expected to serve from his or her appointment until the next annual meeting of VIZIO’s stockholders. The foregoing does not purport to be a complete description of, and is qualified in its entirety by reference to, the full text of the Director Compensation Policy, which is filed as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the Director Compensation Policy, Mr. Mohan received an Initial Award on the date of his appointment and will receive an annual retainer of $60,000 for service on the Board (in each case, prorated for the portion of the year in which he serves as a member of the Board).

VIZIO announced the appointment in a press release, which is attached as Exhibit 99.2.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Amended and Restated Outside Director Compensation Policy, dated February 23, 2023
99.2	Press Release, dated February 27, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

VIZIO HOLDING CORP.

Date: February 27, 2023	By:	/s/ Jerry Huang
Jerry Huang
General Counsel